                                                                    EXHIBIT 99.2
[Letterhead of KPMG appears here]

                         Independent Accountants' Report
                         -------------------------------


First USA Bank, National Association
The Bank of New York


We have examined the accompanying management's assertion that First USA Bank, National Association (the "Servicer") maintained effective internal control over the loan servicing of consumer credit card receivables in the Wachovia Credit Card Master Trust (the "Trust") in accordance with the Amended and Restated Pooling and Servicing Agreement dated as of June 4, 1999 (the "Agreement"), by and between the First National Bank of Atlanta ("FNB Atlanta") and The Bank of New York (Delaware) as Trustee (the "Trustee"), and as assumed by the Assumption Agreement, dated as of July 27, 2001, by and among the Servicer, FNB Atlanta and the Trustee, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control
- Integrated Framework during the period November 1, 2000 through October 31, 2001. Such criteria for testing management's assertion included controls related to the following:

o    segregation of Trust loans to indicate appropriate ownership.
o timely compliance with the Agreement when either specifics with respect to a transaction or other issues or concerns are identified.
o    distribution of payments to the Trustee in accordance with the Agreement.
o the accuracy and completeness of the Monthly Servicer's Certificates in accordance with the Agreement.
o the review and approval of the Monthly Servicer's Certificates prior to distribution in accordance with Agreement.

Management is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Servicer's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements

In our opinion, management's assertion that the Servicer complied with the aforementioned requirements during the period November 1, 2000 through October 31, 2001 is fairly stated, in all material respects.

                                  /s/ KPMG LLP

November 15, 2001

                ASSERTION BY FIRST USA BANK, NATIONAL ASSOCIATION

The management of First USA Bank, National Association (the "Servicer") is responsible for maintaining effective internal control over the loan servicing for consumer credit card receivables in the Wachovia Credit Card Master Trust (the "Trust"), in accordance with the Amended and Restated Pooling and Servicing Agreement dated as of June 4, 1999 (the "Agreement"), by and between the First National Bank of Atlanta ("FNB Atlanta") and The Bank of New York (Delaware) as Trustee (the "Trustee") and as assumed by the Assumption Agreement, dated as of July 27, 2001, by and among the Servicer, FNB Atlanta, and the Trustee, including ensuring adequate controls are in place to ensure:

o    segregation of Trust loans such to indicate appropriate ownership.
o compliance with the Agreement is appropriately addressed in a timely manner when either specifics with respect to a transaction or other issues or concerns are identified.
o distribution of payments to the Trustee are made in accordance with the Agreement.
o the Monthly Servicer's Certificates contain accurate and complete information in accordance with the Agreement.
o appropriate review and approval of the Monthly Servicer's Certificates prior to distribution in accordance with Agreement.

Management has performed an evaluation of the control environment and based on this evaluation, management believes that the Servicer maintained effective internal control over the loan servicing for consumer credit card receivables in the Trust during the period November 1, 2000 through October 31, 2001, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control - Integrated Framework.

/s/ Michael Looney                           /s/ Tracie H. Klein
-----------------------------------          -----------------------------------
Michael Looney                               Tracie H. Klein
Executive Vice President - Operations        First Vice President



/s/ Jeffrey Rigg
-----------------------------------
Jeffrey Rigg
Senior Vice President - Accounting

[Letterhead of KPMG appears here]

                         Independent Accountant's Report
                         -------------------------------

First USA Bank, National Association
The Bank of New York:

We have examined the accompanying management's assertion, that First USA Bank, National Association (the "Servicer"), complied with Sections 3.2, 3.4, 4.2 and
4.3 of the Amended and Restated Pooling and Servicing Agreement dated as of June 4, 1999, (the "Agreement"), by and between The First National Bank of Atlanta ("FNB Atlanta") and The Bank of New York (Delaware) as Trustee (the "Trustee") of the Wachovia Credit Card Master Trust, and as assumed by the Assumption Agreement, dated as of July 27, 2001, by and among the Servicer, FNB Atlanta and the Trustee and Section 7, Article IV of the Series 1995-1, Series 1999-1, Series 1992-2 and Series 2000-1 Supplements to the Agreement dated October 26, 1995, March 24, 1999, September 21, 1999 and August 1, 2000, respectively, during the period November 1, 2000 through October 31, 2001. Management is responsible for the Servicer's compliance with those requirements. Our responsibility is to express and opinion on management's assertion about the Servicer's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements.

In performing this examination, we have assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

In our opinion, management's assertion that the Servicer complied with the aforementioned requirements during the period November 1, 2000 to October 31, 2001 is fairly stated, in all material respects.

                                  /s/ KPMG LLP

November 15, 2001

                ASSERTION BY FIRST USA BANK, NATIONAL ASSOCIATION

The management of First USA Bank, National Association (the "Servicer") is responsible for complying with the requirements of Sections 3.2, 3.4, 4.2 and
4.3 of the Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999, as amended (the "Agreement") and Section 7, Article IV of the respective Amended and Restated Pooling and Servicing Agreement Supplements, noted in Attachment A (the "Supplements"), related to each Credit Card Master Trust Series listed, as amended from time to time (together, the "Agreements") between the Servicer and The Bank of New York (Delaware) (as Trustee for the various Certificateholders and Enhancement Providers of the Wachovia Credit Card Master Trust).

Management has performed an evaluation of the Servicer's compliance with the Agreements and based on this evaluation management believes that the Servicer has complied with the requirements of the sections of the Agreements referred to above during the period from November 1, 2000 to October 31, 2001.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 3.6(a) of the Agreement, our assessment does not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on these compliance aspects.


/s/ Michael Looney                           /s/ Tracie H. Klein
-----------------------------------          -----------------------------------
Michael Looney                               Tracie H. Klein
Executive Vice President - Operations        First Vice President



/s/ Jeffrey Rigg
-----------------------------------
Jeffrey Rigg
Senior Vice President - Accounting

Attachment A


Amended and Restated Pooling and Servicing Agreement Supplements


Wachovia Credit Card Master Trust Series                      Compliance Period
----------------------------------------                      -----------------

Wachovia Credit Card Master Trust Series 1995-1               11/1/00-11/15/00
Wachovia Credit Card Master Trust Series 1999-1               11/1/00-10/31/01
Wachovia Credit Card Master Trust Series 1999-2               11/1/00-10/31/01
Wachovia Credit Card Master Trust Series 2001-1               11/1/00-10/31/01